UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 11, 2008
Echo Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	000-23017	41-1649949
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

10 Forge Parkway	02038
Franklin, Massachusetts
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (508) 553-8850
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On February 11, 2008, the Registrant entered into a Note and Warrant Purchase Agreement (the “Purchase Agreement”) with certain select institutional and strategic accredited investors (the “Purchasers”) in connection with a private placement transaction (the “Private Placement”) providing for, among other things, the issuance of an aggregate principal amount of $2,292,459 of 8% unsecured senior convertible promissory notes due February 12, 2011 (the “Notes”) and warrants (the “Warrants”) to purchase up to an aggregate of 849,058 shares of the Registrant’s Common Stock, $0.01 par value (the “Common Stock”). The Registrant intends to use the net proceeds of the Private Placement for product development, working capital and general corporate purposes.
     The Notes are convertible into shares of Common Stock at the option of the holder at a price per share of $1.35 (the “Conversion Price”), subject to adjustment for stock splits, combinations or similar events. The Conversion Price is also subject to weighted average anti-dilution adjustment in the event the Registrant issues Common Stock at a price per share less than the Conversion Price, subject to customary exceptions.
     The Warrants have a term of five years and are immediately exercisable at an exercise price of $1.69 per share. The Warrants provide for full anti-dilution price protection to the holders upon future issuances or deemed issuances (subject to customary exceptions) below the exercise price and allow for cashless exercise. The Registrant has the option to redeem the Warrants, in whole but not in part, upon satisfaction of certain conditions, which include the availability of an effective registration statement or Rule 144 for any resales by the holder and that the shares of Common Stock trade at a price per share in excess of 200% of the then-applicable exercise price for fifteen trading days out of a period of twenty consecutive trading days prior to the redemption.
     On September 14, 2007, the Registrant issued $1,325,000 of 10% unsecured senior promissory bridge notes, dated as of September 14, 2007 (the “Bridge Notes”). The Bridge Notes are described in further detail in the Registrant’s current reports, dated September 14, 2007 and December 14, 2007, filed with the Securities and Exchange Commission on September 20, 2007 and December 20, 2007, respectively. Under the terms of the Bridge Notes, Bridge Note holders were entitled to surrender and exchange their Bridge Note for a Note issued in the Private Placement. Upon such surrender and exchange, the Bridge Note holders were deemed to have exchanged 120% of the outstanding principal and interest of their Bridge Note as the purchase price. Holders of $1,275,000 principal amount of Bridge Notes exchanged their Bridge Notes for $1,592,459 of Notes and a holder of a $50,000 principal amount Bridge Note converted his Bridge Note, plus accrued interest, into an aggregate of 52,041 shares of Common Stock. In addition to the foregoing Bridge Note exchanges and conversions, the Registrant received gross cash proceeds in the amount of $700,000, less any commissions, in connection with the closing of the Private Placement.
     Interest on the Notes is payable quarterly. The Registrant may pay the interest in cash, additional Notes (“PIK Notes”) in aggregate principal amount equal to the interest payment, or in shares of Common Stock, subject to certain restrictions and conditions. Shares of Common Stock issued as payment of interest will be valued at the lesser of the conversion price of the Note then in effect or 100% of the daily volume weighted average price of the Common Stock for the five consecutive trading days immediately preceding the interest payment date.
     The Registrant has the right to repay the principal amount of the Notes in cash, in whole or in part, prior to maturity, and cash or shares of Common Stock in an amount equal to the amount of interest that would have otherwise accrued from the date of prepayment to either the earlier of (1) six months after such prepayment or (ii) the maturity date, subject to certain restrictions.
     For so long as at least 25% of the principal amount of Notes are outstanding, the Registrant may not or permit any of its subsidiaries to incur certain additional indebtedness (excluding certain indebtedness the principal amount of which cannot exceed $5,000,000, subject to certain restrictions) without the prior written consent of the holders of at least a majority of the aggregate principal amount of the Notes outstanding.
     Any amount outstanding under the Notes becomes due and payable upon the occurrence of an event of default. Events of default under the Notes include (1) the Registrant’s failure to make payment of principal or interest when due or payable, (2) the Registrant’s failure to perform or observe any covenant or agreement in the Note and such failure is not cured within three business days after notice, (3) the Registrant’s suspension from listing, without subsequent listing on any national securities exchange or the OTC Bulletin Board for a period of five consecutive trading days, (4) the Registrant’s notice to the holders of the Notes of its inability or intention to not comply with requests for conversion, (5) the Registrant’s failure to timely deliver or cause to be delivered Common Stock upon conversion of the Notes or any interest accrued and unpaid or make the payment of any fees or liquidated damages under the Notes, the Purchase Agreement or any other transaction documents and such failure is not cured within three business days, (6) any false, incorrect or breach in any material respect of any material representation or warranty made by the Registrant, (7) the default of more than $100,000 of any other of the Registrant’s indebtedness that causes such amount to become due and payable, (8) a bankruptcy of the Registrant (whether voluntary or involuntary) or general assignment for the benefit of its creditors, or (9) the Registrant’s failure to instruct its transfer agent to remove any legends and issue unlegended certificates to the holder within five (5) business days of the holder’s request.
     Under the terms of the transaction, for so long as the Notes remain outstanding, the Purchasers have a right, subject to certain exceptions, to participate in any subsequent sale or exchange by the Registrant of Common Stock or any securities convertible into Common Stock (a “Subsequent Financing”) on the same terms and conditions as contemplated by the Subsequent Financing, up to an aggregate of 25% of the principal amount of the Notes (the “Participation Rights”). In connection with any Subsequent Financing, the purchasers are entitled to convert a portion of the principal amount of the Notes in accordance with the Participation Rights.
     A conversion or exercise under the Notes or Warrants, or a payment of interest under the Notes in the form of shares of Common Stock, as applicable, may not result in the holder beneficially owning more than 4.99% or 9.99%, as applicable, of all of the Common Stock outstanding at the time. A holder may waive the foregoing provision upon sixty-one (61) days’ advance written notice.
     The Registrant’s subsidiaries, Sontra Medical, Inc. and Echo Therapeutics, Inc., agreed to guarantee the obligations of the Registrant under the Notes pursuant to separate guaranty agreements entered into by the subsidiaries (the “Guaranty Agreements”). Additionally, for so long as any Notes or Warrants remain outstanding, the Registrant agreed that it will not, or permit its subsidiaries to, declare or pay any dividends or make any distribution to any holders of Common Stock or purchase or acquire any of its Common Stock or equity securities.
     The foregoing descriptions of the Purchase Agreement, Guaranty Agreements, the Notes, and the Warrants do not purport to be complete and are qualified in their entirety by reference to the complete text of the agreements, which are included as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 respectively, to this current report and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.
Item 3.02. Unregistered Sales of Equity Securities.
     The information set forth in Item 1.01 is incorporated by reference into this Item 3.02. The Registrant’s issuance of the Notes and Warrants in connection with the Purchase Agreement was made in a transaction not involving any public offering pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Notes and Warrants may not be

offered or sold in the United States in the absence of an effective registration statement or an exemption from the registration requirements under the Securities Act. An appropriate “restricted securities” legend was placed on the securities issued in the Private Placement.
     This current report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of these securities described herein. This report is being filed pursuant to and in accordance with Rule 135c of the Securities Act.
Item 8.01. Other Events.
     On February 12, 2008, the Registrant issued a press release announcing the closing pursuant to the Purchase Agreement described in Item 1.01 above. A copy of that press release is filed as Exhibit 99.1 to this current report.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Note and Warrant Purchase Agreement by and among the Registrant and the Purchasers named therein dated as of February 11, 2008.*

10.2	Guaranty dated as of February 11, 2008 executed by Sontra Medical, Inc.

10.3	Guaranty dated as of February 11, 2008 executed by Echo Therapeutics, Inc.

10.4	Form of Senior Convertible Promissory Note.

10.5	Form of Warrant.

99.1	Press Release dated February 12, 2008.

*	Schedules and attachments have been omitted but will be provided to the Commission upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO THERAPEUTICS, INC.
Dated: February 13, 2008
	By:	/s/ Harry G. Mitchell
Harry G. Mitchell
Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Note and Warrant Purchase Agreement by and among the Registrant and the Purchasers named therein dated as of February 11, 2008.*

10.2	Guaranty dated as of February 11, 2008 executed by Sontra Medical, Inc.

10.3	Guaranty dated as of February 11, 2008 executed by Echo Therapeutics, Inc.

10.4	Form of Senior Convertible Promissory Note.

10.5	Form of Warrant.

99.1	Press Release dated February 12, 2008.

*	Schedules and attachments have been omitted but will be provided to the Commission upon request.